UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2026

Virgin Galactic Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38202	85-3608069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Flight Way Tustin, California	92782
(Address of principal executive offices)	(Zip Code)

(949) 774-7640

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SPCE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On November 13, 2026, Virgin Galactic Holdings, Inc. (the “Company”) announced a series of transactions described in this Current Report under Items 3.02 and 8.01 as part of its previously disclosed comprehensive plan to support its operations and growth initiatives as it prepares for the expected commencement of its commercial flights in 2027. This plan includes (1) improving working capital, including to fund its operations leading up to and following the start of commercial service, (2) investing in growth initiatives, including (a) the construction of a new high-cadence launch hangar and fueling infrastructure expected to increase the Company’s spaceflight capacity and (b) the expansion of its rocket production capabilities to support higher rate production and to pursue additional market opportunities, and (3) repaying a portion of its outstanding indebtedness. The exchange described under Item 3.02, if completed, will reduce the aggregate principal amount of the Company’s outstanding 2.50% Convertible Senior Notes due 2027 and the amount of cash that the Company would otherwise be required to pay for principal of, and interest on, the exchanged notes, and the indenture amendment described under Item 8.01 provides the Company with greater flexibility in the use of the net cash proceeds from the sale of certain of its assets to support this plan.

Item 3.02.	Unregistered Sales of Equity Securities.

On November 13, 2026, the Company entered into a privately negotiated exchange agreement with a holder of its 2.50% Convertible Senior Notes due 2027 (the “2027 Notes”) to exchange (the “Exchange”) approximately $12.5 million in aggregate principal amount of 2027 Notes held by such holder for the Shares (as defined below).

The holder of the 2027 Notes has agreed to accept the Shares in lieu of the cash payment obligation that it otherwise would be entitled to receive for the principal and interest under the 2027 Notes. Following the completion of the Exchange, the Company will reduce the outstanding 2027 Notes by approximately 69.7%, from $17.9 million to $5.4 million in aggregate principal amount outstanding. The remaining 2027 Notes outstanding following the Exchange represent approximately 1.3% of the $425.0 million in aggregate principal amount of 2027 Notes originally issued in January 2022.

The Exchange is expected to close on or about November 19, 2026 (the “Closing Date”), subject to the satisfaction of customary closing conditions. On the Closing Date, the Company will issue shares of the Company’s common stock (collectively, the “Shares”), the number of which will be determined over a two-day observation period beginning on November 17, 2026. One half (1/2) of the sum of (i) the aggregate principal amount of the 2027 Notes to be exchanged plus (ii) accrued and unpaid interest thereon to, but excluding, February 1, 2027, will be divided by the daily volume-weighted average price of the common stock (the “Daily VWAP”) for each respective trading day during the observation period. The two daily amounts will then be added together, and the resulting total number of Shares will be issued to the holder on the Closing Date.

The Daily VWAP will be subject to (i) a floor of no lower than 85% and (ii) a cap of no higher than 115%, in each case, of the closing price of the Company’s common stock on November 16, 2026. The Daily VWAP will solely be used to determine the total number of Shares to be issued to the holder and will not impact the principal amount of the 2027 Notes being exchanged.

The issuance of the Shares by the Company is being made in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act. The Shares will be issued only to investors that qualify as “qualified institutional buyers” (as such term is defined in Rule 144A under the Securities Act) and institutional “accredited investors” (as such term is defined in Rule 501 of Regulation D under the Securities Act). The Shares have not been registered under the Securities Act or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and such other jurisdictions.

Item 8.01.	Other Events.

On November 13, 2026, after receiving the requisite consent of holders of its 9.80% First Lien Notes due 2028 (the “First Lien Notes”), the Company amended certain provisions of the indenture governing the First Lien Notes to, among other things, permit the Company to sell certain assets without such sale triggering the indenture’s requirement to use the sale proceeds to redeem the First Lien Notes. The Company paid no consent fee to the holders of the First Lien Notes for such consent.

In exchange for such consent, the Company agreed to redeem First Lien Notes in a principal amount equal to 80% of the net cash proceeds of any such asset sale above $5 million if such asset sale occurs by July 30, 2027. The redemption price will be 100% of the principal amount redeemed, plus accrued and unpaid interest, and will be payable, at the Company’s election, in cash or shares of its common stock (up to a maximum of 2,230,425 shares). The Company has previously reduced the outstanding balance of its First Lien Notes from $212.5 million at issuance in December 2025 to $172.0 million and satisfied all scheduled principal payments prior to the scheduled amortization payment due on March 31, 2028. Following any such redemption, the Company expects to reduce the amount required for the March 31, 2028 amortization payment.

There can be no assurance that the Company will sell such assets, or as to the timing or proceeds of any sale.

***

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, without limitation, statements relating to the completion of the Exchange, the expected effects of the transactions described in this Current Report and the timing of commercial operations. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties. For a more complete discussion of these risk factors, see the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. The Company cautions readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this report, and the Company undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGIN GALACTIC HOLDINGS, INC.

Date: November 13, 2026	By:	/s/ Douglas Ahrens
	Name:	Douglas Ahrens
	Title:	Chief Financial Officer and Treasurer